Exhbibit 3.2

ARTICLES OF INCORPORATION
In compliance with Chapter 607, F.S.

ARTICLE I - NAME
The name of the corporation shall be:

Integrated Freight Corporation

ARTICLE II - PRINCIPAL OFFICE
The principal place of business and mailing address is:

Suite 200, 6371 Business Boulevard, Sarasota,   Florida  34240

ARTICLE III - PURPOSE
The purpose for which the corporation is organized is:

To conduct any business for which a corporation may be lawfully organized in the State of Florida

ARTICLE IV - SHARES
The number of shares of stock is:

Two Billion (2,000,000,000) shares of common stock, all of one class, $0.001 par value per share.

ARTICLE V - INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):

Name	Position	Address
John Bagalay	Director	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
Paul A. Henley	Director, President & Treasurer	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
Henry Hoffman	Director	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
Steven E. Lusty	Vice President	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
Jackson L. Morris	Secretary	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
T. Mark Morris	Director	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
Monte W. Smith	Director	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
Craig White	Director	Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240

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ARTICLE VI – INITIAL REGISTERED AGENT AND STREET ADDRESS
The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Paul A. Henley
Suite 200, 6371 Business Boulevard
Sarasota, Florida 34240

ARTICLE VII-  INCORPORATOR
The name and address of the Incorporator is:

Paul A. Henley
Suite 200, 6371 Business Boulevard
Sarasota, Florida 34240

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Registered Agent:	Incorporator:

/s/ Paul A. Henley	/s/ Paul A. Henley
Paul A. Henley	Paul A. Henley
August 17, 2010	August 17, 2010